MULTI-BOARD RESIDENTIAL REAL ESTATE CONTRACT 5.0

1. THE PARTIES: Buyer and Seller are hereinafter referred to as the "Parties".

Buyer(s) (Please Print) Winchester Holding Group

Seller(s) (Please Print) Title Holder of Record

If Dual Agency applies, complete Optional Paragraph 41.

2. THE REAL ESTATE: Real Estate shall be defined as the Property, all improvements, the fixtures and Personal Property included therein. Seller agrees to convey to Buyer or to Buyer's designated grantee, the Real Estate with the approximate lot size or acreage of 32 x 110 x 32 x 100 commonly known as:

9324 S Vincennes AVE CHICAGO, IL 60620
Address City State Zip

Cook 25-05-415-043
County Unit # (if applicable) Permanent Index Number(s) of Real Estate

If Condo/Coop/Townhome Parking is Included: # of space(s) ____; identified as Space(s) # n/a ;
(check type) ☐ deeded space ☐ limited common element ☐ assigned space.

3. FIXTURES AND PERSONAL PROPERTY: All of the fixtures and included Personal Property are owned by Seller and to Seller's knowledge are in operating condition on the Date of Acceptance, unless otherwise stated herein. Seller agrees to transfer to Buyer all fixtures, all heating, electrical, plumbing and well systems together with the following items of Personal Property by Bill of Sale at Closing:

[Check or enumerate applicable items]

✔ Refrigerator	__ Central Air Conditioning	__ Central Humidifier	✔ Light Fixtures, as they exist
✔ Oven/Range/Stove	__ Window Air Conditioners	__ Water Softener (owned)	✔ Built-in or Attached Shelving
__ Microwave	__ Ceiling Fan(s)	__ Sump Pumps	✔ All Window Treatments & Hardware
__ Dishwasher	__ Intercom System	__ Electronic or Media Air Filter	✔ Existing Storms & Screens
__ Garbage Disposal	__ TV Antenna System	__ Central Vac & Equipment	__ Fireplace Screens/Doors/Grates
__ Trash Compactor	__ Satellite Dish	__ Security Systems (owned)	__ Fireplace Gas Logs
__ Washer	__ Outdoor Shed	__ Garage Door Openers	__ Invisible Fence System, Collars & Box
__ Dryer	__ Planted Vegetation	with all Transmitters	__ Smoke Detectors
__ Attached Gas Grill	__ Outdoor Playsets	✔ All Tacked Down Carpeting	__ Carbon Monoxide Detectors

Other items included: freezer

Items NOT included: ____

Seller warrants to Buyer that all fixtures, systems and Personal Property included in this Contract shall be in operating condition at Possession, except: sold as is.

A system or item shall be deemed to be in operating condition if it performs the function for which it is intended, regardless of age, and does not constitute a threat to health or safety.

Home Warranty ☐ shall ☒ shall not be included at a Premium not to exceed $________.

4. PURCHASE PRICE: Purchase Price of $40,000. shall be paid as follows: Initial earnest money of $1,000 by ☑ check, ☐ cash OR ☐ note due on ________, 20___ to be increased to a total of $n/a by ________, 20___. The earnest money shall be held by the *[check one]* ☐ Seller's Broker ☒ Buyer's Broker as "Escrowee", in trust for the mutual benefit of the Parties. The balance of the Purchase Price, as adjusted by prorations, shall be paid at Closing by wire transfer of

funds, or by certified, cashier's, mortgage lender's or title company's check (provided that the title company's check is guaranteed by a licensed title insurance company).

5. CLOSING: Closing or escrow payout shall be on December 14, 2012 or at such time as mutually agreed by the Parties in writing. Closing shall take place at the escrow office of the title company (or its issuing agent) that will issue the Owner's Policy of Title Insurance, situated nearest the Real Estate or as shall be agreed mutually by the Parties.

6. POSSESSION: Unless otherwise provided in Paragraph 39, Seller shall deliver possession to Buyer at the time of Closing. Possession shall be deemed to have been delivered when Seller has vacated the Real Estate and delivered keys to the Real Estate to Buyer or to the office of the Seller's Broker.

7. STATUTORY DISCLOSURES: If applicable, prior to signing this Contract, Buyer *[check one]* ☐ has ☒ has not received a completed Illinois Residential Real Property Disclosure Report; *[check one]* ☒ has ☐ has not received the EPA Pamphlet, "Protect Your Family From Lead in Your Home"; *[check one]* ☐ has ☒ has not received a Lead-Based Paint Disclosure; *[check one]* ☐ has ☐ has not received the IEMA Pamphlet "Radon Testing Guidelines for Real Estate Transactions"; *[check one]* ☐ has ☒ has not received the Disclosure of Information on Radon Hazards.

8. PRORATIONS: Proratable items shall include, without limitation, rents and deposits (if any) from tenants; Special Service Area or Special Assessment Area tax for the year of Closing only; utilities, water and sewer; and Homeowner or Condominium Association fees (and Master/Umbrella Association fees, if applicable). Accumulated reserves of a Homeowner/Condominium Association(s) are not a proratable item. Seller represents that as of the Date of Acceptance Homeowner/Condominium Association(s) fees are $________ per ______ (and, if applicable, Master/Umbrella Association fees are $________ per ______). Seller agrees to pay prior to or at Closing any special assessments (by any association or governmental entity) confirmed prior to the Date of Acceptance. Installments due after the year of Closing for a Special Assessment Area or Special Service Area shall not be a proratable item and shall be payable by Buyer. The general Real Estate taxes shall be prorated as of the date of Closing based on 100 % of the most recent ascertainable full year tax bill. All prorations shall be final as of Closing, except as provided in Paragraph 20. If the amount of the most recent ascertainable full year tax bill reflects a homeowner, senior citizen or other exemption, a senior freeze or senior deferral, then Seller has submitted or will submit in a timely manner all necessary documentation to the appropriate governmental entity, before or after Closing, to preserve said exemption(s).

9. ATTORNEY REVIEW: Within five (5) Business Days after the Date of Acceptance, the attorneys for the respective Parties, by Notice, may:

(a) Approve this Contract; or

(b) Disapprove this Contract, which disapproval shall not be based solely upon the Purchase Price; or

(c) Propose modifications except for the Purchase Price. If within ten (10) Business Days after the Date of Acceptance written agreement is not reached by the Parties with respect to resolution of the proposed modifications, then either Party may terminate this Contract by serving Notice, whereupon this Contract shall be null and void; or

(d) Propose suggested changes to this Contract. If such suggestions are not agreed upon, neither Party may declare this Contract null and void and this Contract shall remain in full force and effect.

Unless otherwise specified, all Notices shall be deemed made pursuant to Paragraph 9(c). If Notice is not served within the time specified herein, the provisions of this paragraph shall be deemed waived by the Parties and this Contract shall remain in full force and effect.

Buyer Initial ~~(initialed)~~ *Buyer Initial* ________ *Seller Initial* (initialed) *Seller Initial* ________

Address 9324 S Vincennes AVE CHICAGO, IL 60620 v5.0c

10. PROFESSIONAL INSPECTIONS AND INSPECTION NOTICES: Buyer may conduct at Buyer's expense (unless otherwise provided by governmental regulations) a home, radon, environmental, lead-based paint and/or lead-based paint hazards (unless separately waived), and/or wood destroying insect infestation inspection of the Real Estate by one or more licensed or certified inspection service(s).

(a) Buyer agrees that minor repairs and routine maintenance items of the Real Estate do not constitute defects and are not a part of this contingency. **The fact that a functioning major component may be at the end of its useful life shall not render such component defective for purposes of this paragraph.** Buyer shall indemnify Seller and hold Seller harmless from and against any loss or damage caused by the acts or negligence of Buyer or any person performing any inspection. The home inspection shall cover only the major components of the Real Estate, including but not limited to central heating system(s), central cooling system(s), plumbing and well system, electrical system, roof, walls, windows, ceilings, floors, appliances and foundation. A major component shall be deemed to be in operating condition if it performs the function for which it is intended, regardless of age, and does not constitute a threat to health or safety. If radon mitigation is performed, Seller shall pay for any retest.

(b) Buyer shall serve Notice upon Seller or Seller's attorney of any defects disclosed by any inspection for which Buyer requests resolution by Seller, together with a copy of the pertinent pages of the inspection reports within five (5) Business Days (ten (10) calendar days for a lead-based paint and/or lead-based paint hazard inspection) after the Date of Acceptance. If within ten (10) Business Days after the Date of Acceptance written agreement is not reached by the Parties with respect to resolution of all inspection issues, then either Party may terminate this Contract by serving Notice to the other Party, whereupon this Contract shall be null and void.

(c) Notwithstanding anything to the contrary set forth above in this paragraph, in the event the inspection reveals that the condition of the Real Estate is unacceptable to Buyer and Buyer serves Notice to Seller within five (5) Business Days after the Date of Acceptance, this Contract shall be null and void.

(d) Failure of Buyer to conduct said inspection(s) and notify Seller within the time specified operates as a waiver of Buyer's right to terminate this Contract under this Paragraph 10 and this Contract shall remain in full force and effect.

11. MORTGAGE CONTINGENCY: This Contract is contingent upon Buyer obtaining a firm written mortgage commitment (except for matters of title and survey or matters totally within Buyer's control) on or before ________________, 20____ for a *[check one]* ☐ fixed ☐ adjustable; *[check one]* ☐ conventional ☐ FHA/VA (if FHA/VA is chosen, complete Paragraph 35) ☐ other____________________ loan of ____% of Purchase Price, plus private mortgage insurance (PMI), if required. The interest rate (initial rate, if applicable) shall not exceed ____% per annum, amortized over not less than _____ years. Buyer shall pay loan origination fee and/or discount points not to exceed ____% of the loan amount. Buyer shall pay the cost of application, usual and customary processing fees and closing costs charged by lender. (Complete Paragraph 33 if closing cost credits apply.) Buyer shall make written loan application within five (5) Business Days after the Date of Acceptance. **Failure to do so shall constitute an act of Default under this Contract. If Buyer, having applied for the loan specified above, is unable to obtain such loan commitment and serves Notice to Seller within the time specified, this Contract shall be null and void. If Notice of inability to obtain such loan commitment is not served within the time specified, Buyer shall be deemed to have waived this contingency and this Contract shall remain in full force and effect. Unless otherwise provided in Paragraph 31, this Contract shall not be contingent upon the sale and/or closing of Buyer's existing real estate.** Buyer shall be deemed to have satisfied the financing conditions of this paragraph if Buyer obtains a loan commitment in accordance with the terms of this paragraph even though the loan is conditioned on the sale and/or closing of Buyer's existing real estate. If Seller at Seller's option and expense, within thirty (30) days after Buyer's Notice, procures for Buyer such commitment or notifies Buyer that Seller will accept a

purchase money mortgage upon the same terms, this Contract shall remain in full force and effect. In such event, Seller shall notify Buyer within five (5) Business Days after Buyer's Notice of Seller's election to provide or obtain such financing, and Buyer shall furnish to Seller or lender all requested information and shall sign all papers necessary to obtain the mortgage commitment and to close the loan.

12. HOMEOWNER INSURANCE: This Contract is contingent upon Buyer obtaining evidence of insurability for an Insurance Service Organization HO-3 or equivalent policy at standard premium rates within ten (10) Business Days after the Date of Acceptance. **If Buyer is unable to obtain evidence of insurability and serves Notice with proof of same to Seller within the time specified, this Contract shall be null and void. If Notice is not served within the time specified, Buyer shall be deemed to have waived this contingency and this Contract shall remain in full force and effect.**

13. FLOOD INSURANCE: Unless previously disclosed in the Illinois Residential Real Property Disclosure Report, Buyer shall have the option to declare this Contract null and void if the Real Estate is located in a special flood hazard area which requires Buyer to carry flood insurance. **If Notice of the option to declare this Contract null and void is not given to Seller within ten (10) Business Days after the Date of Acceptance or by the Mortgage Contingency deadline date described in Paragraph 11 (whichever is later), Buyer shall be deemed to have waived such option and this Contract shall remain in full force and effect.** Nothing herein shall be deemed to affect any rights afforded by the Residential Real Property Disclosure Act.

14. CONDOMINIUM/COMMON INTEREST ASSOCIATIONS: (If applicable) The Parties agree that the terms contained in this paragraph, which may be contrary to other terms of this Contract, shall supersede any conflicting terms.

(a) Title when conveyed shall be good and merchantable, subject to terms, provisions, covenants and conditions of the Declaration of Condominium/Covenants, Conditions and Restrictions and all amendments; public and utility easements including any easements established by or implied from the Declaration of Condominium/Covenants, Conditions and Restrictions or amendments thereto; party wall rights and agreements; limitations and conditions imposed by the Condominium Property Act; installments due after the date of Closing of general assessments established pursuant to the Declaration of Condominium/Covenants, Conditions and Restrictions.

(b) Seller shall be responsible for payment of all regular assessments due and levied prior to Closing and for all special assessments confirmed prior to the Date of Acceptance.

(c) Buyer has, within five (5) Business Days from the Date of Acceptance, the right to demand from Seller items as stipulated by the Illinois Condominium Property Act, if applicable, and Seller shall diligently apply for same. This Contract is subject to the condition that Seller be able to procure and provide to Buyer, a release or waiver of any option of first refusal or other pre-emptive rights of purchase created by the Declaration of Condominium/Covenants, Conditions and Restrictions within the time established by the Declaration of Condominium/Covenants, Conditions and Restrictions. In the event the Condominium Association requires the personal appearance of Buyer and/or additional documentation, Buyer agrees to comply with same.

(d) In the event the documents and information provided by Seller to Buyer disclose that the existing improvements are in violation of existing rules, regulations or other restrictions or that the terms and conditions contained within the documents would unreasonably restrict Buyer's use of the premises or would result in financial obligations unacceptable to Buyer in connection with owning the Real Estate, then Buyer may declare this Contract null and void by giving Seller Notice within five (5) Business Days after the receipt of the documents and information required by Paragraph 14(c), listing those deficiencies which are unacceptable to Buyer. If Notice is not served within the time specified, Buyer shall be deemed to have waived this contingency, and this Contract shall remain in full force and effect.

(e) Seller shall not be obligated to provide a condominium survey.
(f) Seller shall provide a certificate of insurance showing Buyer and Buyer's mortgagee, if any, as an insured.

15. THE DEED: Seller shall convey or cause to be conveyed to Buyer or Buyer's designated grantee good and merchantable title to the Real Estate by recordable general Warranty Deed. with release of homestead rights, (or the appropriate deed if title is in trust or in an estate), and with real estate transfer stamps to be paid by Seller (unless otherwise designated by local ordinance). Title when conveyed will be good and merchantable, subject only to: general real estate taxes not due and payable at the time of Closing; covenants, conditions and restrictions of record; and building lines and easements, if any, provided they do not interfere with the current use and enjoyment of the Real Estate.

16. TITLE: At Seller's expense, Seller will deliver or cause to be delivered to Buyer or Buyer's attorney within customary time limitations and sufficiently in advance of Closing, as evidence of title in Seller or Grantor, a title commitment for an ALTA title insurance policy in the amount of the Purchase Price with extended coverage by a title company licensed to operate in the State of Illinois, issued on or subsequent to the Date of Acceptance, subject only to items listed in Paragraph 15. The requirement to provide extended coverage shall not apply if the Real Estate is vacant land. The commitment for title insurance furnished by Seller will be conclusive evidence of good and merchantable title as therein shown, subject only to the exceptions therein stated. **If the title commitment discloses any unpermitted exceptions or if the Plat of Survey shows any encroachments or other survey matters that are not acceptable to Buyer, then Seller shall have said exceptions, survey matters or encroachments removed, or have the title insurer commit to either insure against loss or damage that may result from such exceptions or survey matters or insure against any court-ordered removal of the encroachments.** If Seller fails to have such exceptions waived or insured over prior to Closing, Buyer may elect to take the title as it then is with the right to deduct from the Purchase Price prior encumbrances of a definite or ascertainable amount. Seller shall furnish Buyer at Closing an Affidavit of Title covering the date of Closing, and shall sign any other customary forms required for issuance of an ALTA Insurance Policy.

17. PLAT OF SURVEY: Not less than one (1) Business Day prior to Closing, except where the Real Estate is a condominium (see Paragraph 14) Seller shall, at Seller's expense, furnish to Buyer or Buyer's attorney a Plat of Survey that conforms to the current Minimum Standards of Practice for boundary surveys, is dated not more than six (6) months prior to the date of Closing, and is prepared by a professional land surveyor licensed to practice land surveying under the laws of the State of Illinois. The Plat of Survey shall show visible evidence of improvements, rights of way, easements, use and measurements of all parcel lines. The land surveyor shall set monuments or witness corners at all accessible corners of the land. All such corners shall also be visibly staked or flagged. The Plat of Survey shall include the following statement placed near the professional land surveyor seal and signature: "This professional service conforms to the current Illinois Minimum Standards for a boundary survey." A Mortgage Inspection, as defined, is not a boundary survey and is not acceptable.

18. ESCROW CLOSING: At the election of either Party, not less than five (5) Business Days prior to Closing, this sale shall be closed through an escrow with the lending institution or the title company in accordance with the provisions of the usual form of Deed and Money Escrow Agreement, as agreed upon between the Parties, with provisions inserted in the Escrow Agreement as may be required to conform with this Contract. The cost of the escrow shall be paid by the Party requesting the escrow. If this transaction is a cash purchase (no mortgage is secured by Buyer), the Parties shall share the title company escrow closing fee equally.

19. DAMAGE TO REAL ESTATE OR CONDEMNATION PRIOR TO CLOSING: If prior to delivery of the deed the Real Estate shall be destroyed or materially damaged by fire or other casualty, or the Real Estate is taken by

23. MUNICIPAL ORDINANCE, TRANSFER TAX, AND GOVERNMENTAL COMPLIANCE:

(a) Parties are cautioned that the Real Estate may be situated in a municipality that has adopted a pre-closing inspection requirement, municipal Transfer Tax or other similar ordinances. Transfer taxes required by municipal ordinance shall be paid by the party designated in such ordinance.

(b) Parties agree to comply with the reporting requirements of the applicable sections of the Internal Revenue Code and the Real Estate Settlement Procedures Act of 1974, as amended.

24. BUSINESS DAYS/HOURS: Business Days are defined as Monday through Friday, excluding Federal holidays. Business Hours are defined as 8:00 A.M. to 6:00 P.M. Chicago time.

25. FACSIMILE OR DIGITAL SIGNATURES: Facsimile or digital signatures shall be sufficient for purposes of executing, negotiating, and finalizing this Contract.

26. DIRECTION TO ESCROWEE: In every instance where this Contract shall be deemed null and void or if this Contract may be terminated by either Party, the following shall be deemed incorporated: "and earnest money refunded to Buyer upon written direction of the Parties to Escrowee or upon entry of an order by a court of competent jurisdiction". There shall be no disbursement of earnest money unless Escrowee has been provided written direction from Seller and Buyer. Absent a direction relative to the disbursement of earnest money within a reasonable period of time, Escrowee may deposit funds with the Clerk of the Circuit Court by the filing of an action in the nature of Interpleader. Escrowee shall be reimbursed from the earnest money for all costs, including reasonable attorney fees, related to the filing of the Interpleader action. Seller and Buyer shall indemnify and hold Escrowee harmless from any and all conflicting claims and demands arising under this paragraph.

27. NOTICE: Except as provided in Paragraph 31(C)(2) regarding the manner of service for "kick-out" Notices, all Notices shall be in writing and shall be served by one Party or attorney to the other Party or attorney. Notice to any one of a multiple person Party shall be sufficient Notice to all. Notice shall be given in the following manner:

(a) By personal delivery; or

(b) By mailing to the addresses recited herein by regular mail and by certified mail, return receipt requested. Except as otherwise provided herein, Notice served by certified mail shall be effective on the date of mailing; or

(c) By facsimile transmission. Notice shall be effective as of date and time of the transmission, provided that the Notice transmitted shall be sent on Business Days during Business Hours. In the event Notice is transmitted during non-business hours, the effective date and time of Notice is the first hour of the next Business Day after transmission; or

(d) By e-mail transmission if an e-mail address has been furnished by the recipient Party or the recipient Party's attorney to the sending Party or is shown on this Contract. Notice shall be effective as of date and time of e-mail transmission, provided that, in the event e-mail Notice is transmitted during non-business hours, the effective date and time of Notice is the first hour of the next Business Day after transmission. An attorney or Party may opt out of future e-mail Notice by any form of Notice provided by this Contract; or

(e) By commercial overnight delivery (e.g., FedEx). Such Notice shall be effective on the next Business Day following deposit with the overnight delivery company.

28. PERFORMANCE: Time is of the essence of this Contract. In any action with respect to this Contract, the Parties are free to pursue any legal remedies at law or in equity and the prevailing Party in litigation shall be entitled to collect reasonable attorney fees and costs from the non-Prevailing Party as ordered by a court of competent jurisdiction.

Buyer Initial ______ *Buyer Initial* ______ *Seller Initial* ______ *Seller Initial* ______

Address 9324 S Vincennes AVE CHICAGO, IL 60620 v5.0

condemnation, then Buyer shall have the option of either terminating this Contract (and receiving a refund of earnest money) or accepting the Real Estate as damaged or destroyed, together with the proceeds of the condemnation award or any insurance payable as a result of the destruction or damage, which gross proceeds Seller agrees to assign to Buyer and deliver to Buyer at Closing. Seller shall not be obligated to repair or replace damaged improvements. The provisions of the Uniform Vendor and Purchaser Risk Act of the State of Illinois shall be applicable to this Contract, except as modified by this paragraph.

20. REAL ESTATE TAX ESCROW: In the event the Real Estate is improved, but has not been previously taxed for the entire year as currently improved, the sum of three percent (3%) of the Purchase Price shall be deposited in escrow with the title company with the cost of the escrow to be divided equally by Buyer and Seller and paid at Closing. When the exact amount of the taxes to be prorated under this Contract can be ascertained, the taxes shall be prorated by Seller's attorney at the request of either Party and Seller's share of such tax liability after proration shall be paid to Buyer from the escrow funds and the balance, if any, shall be paid to Seller. If Seller's obligation after such proration exceeds the amount of the escrow funds, Seller agrees to pay such excess promptly upon demand.

21. SELLER REPRESENTATIONS: Seller represents that with respect to the Real Estate Seller has no knowledge of nor has Seller received written notice from any governmental body regarding:

(a) zoning, building, fire or health code violations that have not been corrected;
(b) any pending rezoning;
(c) boundary line disputes;
(d) any pending condemnation or Eminent Domain proceeding;
(e) easements or claims of easements not shown on the public records;
(f) any hazardous waste on the Real Estate;
(g) any improvements to the Real Estate for which the required permits were not obtained;
(h) any improvements to the Real Estate which are not included in full in the determination of the most recent tax assessment; or
(i) any improvements to the Real Estate which are eligible for the home improvement tax exemption.

Seller further represents that:

1. There *[check one]* ☐ is ☑ is not a pending or unconfirmed special assessment affecting the Real Estate by any association or governmental entity payable by Buyer after date of Closing.
2. The Real Estate *[check one]* ☐ is ☑ is not located within a Special Assessment Area or Special Service Area, payments for which will not be the obligation of Seller after the year in which the Closing occurs.

If any of the representations contained herein regarding a Special Assessment Area or Special Service Area are unacceptable to Buyer, Buyer shall have the option to declare this Contract null and void. If Notice of the option to declare this Contract null and void is not given to Seller within ten (10) Business Days after the Date of Acceptance or by the Mortgage Contingency deadline date described in Paragraph 11 (whichever is later), Buyer shall be deemed to have waived such option and this Contract shall remain in full force and effect. Seller's representations contained in this paragraph shall survive the Closing.

22. CONDITION OF REAL ESTATE AND INSPECTION: Seller agrees to leave the Real Estate in broom clean condition. All refuse and personal property that is not to be conveyed to Buyer shall be removed from the Real Estate at Seller's expense prior to delivery of Possession. Buyer shall have the right to inspect the Real Estate, fixtures and included Personal Property prior to Possession to verify that the Real Estate, improvements and included Personal Property are in substantially the same condition as of the Date of Acceptance, normal wear and tear excepted.

(3) If the contract for the sale of Buyer's real estate is terminated for any reason after the date set forth in Paragraph 31(B)(1) (or after the date of this Contract if no date is set forth in Paragraph 31(B)(1)), Buyer shall, within three (3) Business Days of such termination, notify Seller of said termination. **Unless Buyer, as part of said Notice, waives all contingencies in Paragraph 31 and complies with Paragraph 31(D), this Contract shall be null and void as of the date of Notice. If Notice as required by this subparagraph is not served within the time specified, Buyer shall be in default under the terms of this Contract.**

(C) SELLER'S RIGHT TO CONTINUE TO OFFER REAL ESTATE FOR SALE: During the time of this contingency, Seller has the right to continue to show the Real Estate and offer it for sale subject to the following:

(1) If Seller accepts another bona fide offer to purchase the Real Estate while the contingencies expressed in Paragraph 31(B) are in effect, Seller shall notify Buyer in writing of same. Buyer shall then have ____________ hours after Seller gives such Notice to waive the contingencies set forth in Paragraph 31(B), subject to Paragraph 31(D).

(2) Seller's Notice to Buyer (commonly referred to as a 'kick-out' Notice) shall be in writing and shall be served on Buyer, not Buyer's attorney or Buyer's real estate agent. Courtesy copies of such "kick-out" Notice should be sent to Buyer's attorney and Buyer's real estate agent, if known. Failure to provide such courtesy copies shall not render Notice invalid. Notice to any one of a multiple-person Buyer shall be sufficient Notice to all Buyers. Notice for the purpose of this subparagraph only shall be served upon Buyer in the following manner:

(a) By personal delivery effective at the time and date of personal delivery; or

(b) By mailing to the addresses recited herein for Buyer by regular mail and by certified mail. Notice shall be effective at 10:00 A.M. on the morning of the second day following deposit of Notice in the U.S. Mail; or

(c) By commercial overnight delivery (e.g., FedEx). Notice shall be effective upon delivery or at 4:00 P.M. Chicago time on the next delivery day following deposit with the overnight delivery company, whichever first occurs.

(3) If Buyer complies with the provisions of Paragraph 31(D) then this Contract shall remain in full force and effect.

(4) If the contingencies set forth in Paragraph 31(B) are NOT waived in writing within said time period by Buyer, this Contract shall be null and void.

(5) Except as provided in Paragraph 31(C)(2) above, all Notices shall be made in the manner provided by Paragraph 27 of this Contract.

(6) Buyer waives any ethical objection to the delivery of Notice under this paragraph by Seller's attorney or representative.

(D) WAIVER OF PARAGRAPH 31 CONTINGENCIES: Buyer shall be deemed to have waived the contingencies in Paragraph 31(B) when Buyer has delivered written waiver and deposited with the Escrowee additional earnest money in the amount of $________________ in the form of a cashier's or certified check within the time specified. **If Buyer fails to deposit the additional earnest money within the time specified, the waiver shall be deemed ineffective and this Contract shall be null and void.**

(E) BUYER COOPERATION REQUIRED: Buyer authorizes Seller or Seller's agent to verify representations contained in Paragraph 31 at any time, and Buyer agrees to cooperate in providing relevant information.

____ ____ ____ ____ **32. CANCELLATION OF PRIOR REAL ESTATE CONTRACT:** In the event either Party has entered into a prior real estate contract, this Contract shall be subject to written cancellation of the prior contract on or before __________________, 20____. **In the event the prior contract is not cancelled within the time specified, this Contract shall be null and void. Seller's notice to the purchaser under the prior**

29. CHOICE OF LAW/GOOD FAITH: All terms and provisions of this Contract including but not limited to the Attorney Review and Professional Inspection Paragraphs shall be governed by the laws of the State of Illinois and are subject to the covenant of good faith and fair dealing implied in all Illinois contracts.

30. OTHER PROVISIONS: This Contract is also subject to those OPTIONAL PROVISIONS initialed by the Parties and the following attachments, if any: ____.

OPTIONAL PROVISIONS (Applicable ONLY if initialed by all Parties)

____ ____ ____ ____ **31. SALE OF BUYER'S REAL ESTATE:**
[Initials]

(A) REPRESENTATIONS ABOUT BUYER'S REAL ESTATE: Buyer represents to Seller as follows:

(1) Buyer owns real estate commonly known as (address): ____.

(2) Buyer *[check one]* ☐ has ☐ has not entered into a contract to sell said real estate.
If Buyer has entered into a contract to sell said real estate, that contract:
(a) *[check one]* ☐ is ☐ is not subject to a mortgage contingency.
(b) *[check one]* ☐ is ☐ is not subject to a real estate sale contingency.
(c) *[check one]* ☐ is ☐ is not subject to a real estate closing contingency.

(3) Buyer *[check one]* ☐ has ☐ has not listed said real estate for sale with a licensed real estate broker and in a local multiple listing service.

(4) If Buyer's real estate is *not* listed for sale with a licensed real estate broker and in a local multiple listing service, Buyer *[check one]*
(a) ☐ Shall list said real estate for sale with a licensed real estate broker who will place it in a local multiple listing service within five (5) Business Days after the Date of Acceptance.
[For information only] Broker: ____
Broker's Address: ______________________________________ Phone: ______________.
(b) ☐ Does not intend to list said real estate for sale.

(B) CONTINGENCIES BASED UPON SALE AND/OR CLOSE OF BUYER'S REAL ESTATE:

(1) This Contract is contingent upon Buyer having entered into a contract for the sale of Buyer's real estate that is in full force and effect as of ________________, 20____. Such contract should provide for a closing date not later than the Closing Date set forth in this Contract. **If Notice is served on or before the date set forth in this subparagraph that Buyer has not procured a contract for the sale of Buyer's real estate, this Contract shall be null and void. If Notice that Buyer has not procured a contract for the sale of Buyer's real estate is not served on or before the close of business on the date set forth in this subparagraph, Buyer shall be deemed to have waived all contingencies contained in this Paragraph 31, and this Contract shall remain in full force and effect.** (If this paragraph is used, then the following paragraph __must__ be completed.)

(2) In the event Buyer has entered into a contract for the sale of Buyer's real estate as set forth in Paragraph 31(B)(1) and that contract is in full force and effect, or has entered into a contract for the sale of Buyer's real estate prior to the execution of this Contract, this Contract is contingent upon Buyer closing the sale of Buyer's real estate on or before ________________, 20____. **If Notice that Buyer has not closed the sale of Buyer's real estate is served before the close of business on the next Business Day after the date set forth in the preceding sentence, this Contract shall be null and void. If Notice is not served as described in the preceding sentence, Buyer shall be deemed to have waived all contingencies contained in this Paragraph 31, and this Contract shall remain in full force and effect.**

contract should not be served until after Attorney Review and Professional Inspections provisions of this Contract have expired, been satisfied or waived.

____ ____ ____ ____ **33. CREDIT AT CLOSING:** Provided Buyer's lender permits such credit to show on the HUD-1 Settlement Statement, **and if not, such lesser amount as the lender permits**, Seller agrees to credit to Buyer at Closing $________________ to be applied to prepaid expenses, closing costs or both.

____ ____ ____ ____ **34. INTEREST BEARING ACCOUNT:** Earnest money (with a completed W-9 and other required forms), shall be held in a federally insured interest bearing account at a financial institution designated by Escrowee. All interest earned on the earnest money shall accrue to the benefit of and be paid to Buyer. **Buyer shall be responsible for any administrative fee (not to exceed $100) charged for setting up the account.** In anticipation of Closing, the Parties direct Escrowee to close the account no sooner than ten (10) Business Days prior to the anticipated Closing date.

____ ____ ____ ____ **35. VA OR FHA FINANCING:** If Buyer is seeking VA or FHA financing, this provision shall be applicable: Required FHA or VA **amendments and disclosures shall be attached to this Contract.** If VA, the Funding Fee, or if FHA, the Mortgage Insurance Premium (MIP) shall be paid by Buyer and *[check one]* ☐ shall ☐ shall not be added to the mortgage loan amount.

____ ____ ____ ____ **36. INTERIM FINANCING:** This Contract is contingent upon Buyer obtaining a written commitment for interim financing on or before ________________, 20___ in the amount of $____________. **If Buyer is unable to secure the interim financing commitment and gives Notice to Seller within the time specified, this Contract shall be null and void. If Notice is not served within the time specified, this provision shall be deemed waived by the Parties and this Contract shall remain in full force and effect.**

____ ____ ____ ____ **37. WELL AND/OR SEPTIC/SANITARY INSPECTIONS:** Seller shall obtain at Seller's expense a well water test stating that the well delivers not less than five (5) gallons of water per minute and including a bacteria and nitrate test (and lead test for FHA loans) and/or a septic report from the applicable County Health Department, a Licensed Environmental Health Practitioner, or a licensed well and septic inspector, each dated not more than ninety (90) days prior to Closing, stating that the well and water supply and the private sanitary system are in proper operating condition with no defects noted. Seller shall remedy any defect or deficiency disclosed by said report(s) prior to Closing, provided that if the cost of remedying a defect or deficiency and the cost of landscaping together exceed $3,000.00, and if the Parties cannot reach agreement regarding payment of such additional cost, this Contract may be terminated by either Party. Additional testing recommended by the report shall be obtained at Seller's expense. If the report recommends additional testing after Closing, the Parties shall have the option of establishing an escrow with a mutual cost allocation for necessary repairs or replacements, or either Party may terminate this Contract prior to Closing. Seller shall deliver a copy of such evaluation(s) to Buyer not less than one (1) Business Day prior to Closing.

____ ____ ____ ____ **38. WOOD DESTROYING INFESTATION:** Notwithstanding the provisions of Paragraph 10, within ten (10) Business Days after the Date of Acceptance, Seller at Seller's expense shall deliver to Buyer a written report, dated not more than six (6) months prior to the date of Closing, by a licensed inspector certified by the appropriate state regulatory authority in the subcategory of termites, stating that there is no visible evidence of active infestation by termites or other wood destroying insects. Unless otherwise agreed between the Parties, if the report discloses evidence of active infestation or structural damage, Buyer has the option within five (5) Business Days of receipt of the report to proceed with the purchase or declare this Contract null and void.

____ ____ ____ **39. POST-CLOSING POSSESSION:** Possession shall be delivered no later than 11:59 P.M. on the date that is ________ days after the date of Closing ("the Possession Date"). Seller shall be responsible for all utilities, contents and liability insurance, and home maintenance expenses until delivery of possession. Seller shall deposit in escrow at Closing with __________________, *[check one]* ☐ one percent (1%) of the Purchase Price or ☐ the sum of $________________ to be paid by Escrowee as follows:

(a) The sum of $________________ per day for use and occupancy from and including the day after Closing to and including the day of delivery of Possession, if on or before the Possession Date;

(b) The amount per day equal to three (3) times the daily amount set forth herein shall be paid for each day after the Possession Date specified in this paragraph that Seller remains in possession of the Real Estate; and

(c) The balance, if any, to Seller after delivery of Possession and provided that the terms of Paragraph 22 have been satisfied. Seller's liability under this paragraph shall not be limited to the amount of the possession escrow deposit referred to above. Nothing herein shall be deemed to create a Landlord/Tenant relationship between the Parties.

TOC ____ RP ____ **40. "AS IS" CONDITION:** This Contract is for the sale and purchase of the Real Estate in its "As Is" condition as of the Date of Offer. Buyer acknowledges that no representations, warranties or guarantees with respect to the condition of the Real Estate have been made by Seller or Seller's Designated Agent other than those known defects, if any, disclosed by Seller. Buyer may conduct an inspection at Buyer's expense. In that event, Seller shall make the Real Estate available to Buyer's inspector at reasonable times. Buyer shall indemnify Seller and hold Seller harmless from and against any loss or damage caused by the acts or negligence of Buyer or any person performing any inspection. In the event the inspection reveals that the condition of the Real Estate is unacceptable to Buyer and Buyer so notifies Seller within five (5) Business Days after the Date of Acceptance, this Contract shall be null and void. Failure of Buyer to notify Seller or to conduct said inspection operates as a waiver of Buyer's right to terminate this Contract under this paragraph and this Contract shall remain in full force and effect. Buyer acknowledges that the provisions of Paragraph 10 and the warranty provisions of Paragraph 3 do not apply to this Contract.

____ ____ ____ **41. CONFIRMATION OF DUAL AGENCY:** The Parties confirm that they have previously consented to ________________________________ (Licensee) acting as a Dual Agent in providing brokerage services on their behalf and specifically consent to Licensee acting as a Dual Agent with regard to the transaction referred to in this Contract.

____ ____ ____ **42. SPECIFIED PARTY APPROVAL:** This Contract is contingent upon the approval of the Real Estate by ________________________________ Buyer's Specified Party, within five (5) Business Days after the Date of Acceptance. In the event Buyer's Specified Party does not approve of the Real Estate and Notice is given to Seller within the time specified, this Contract shall be null and void. If Notice is not served within the time specified, this provision shall be deemed waived by the Parties and this Contract shall remain in full force and effect.

____ ____ ____ **43. MISCELLANEOUS PROVISIONS:** Buyer's and Seller's obligations are contingent upon the Parties entering into a separate written agreement consistent with the terms and conditions set forth herein, and with such additional terms as either Party may deem necessary, providing for one or more of the following: *(check applicable boxes)*

☐ Articles of Agreement for Deed or Purchase Money Mortgage	☐ Assumption of Seller's Mortgage	☐ Commercial/Investment
☐ Short Sale	☐ Cooperative Apartment	☐ New Construction
	☐ Tax-Deferred Exchange	☐ Vacant Land

THIS DOCUMENT WILL BECOME A LEGALLY BINDING CONTRACT WHEN SIGNED BY ALL PARTIES AND DELIVERED TO THE PARTIES OR THEIR AGENTS.

The Parties represent that the text of this form has not been altered and is identical to the official Multi-Board Residential Real Estate Contract 5.0.

November 14, 2012	November 16, 2012
Date of Offer	DATE OF ACCEPTANCE
[signature]	[signature]
Buyer Signature	Seller Signature
Buyer Signature	Seller Signature
Winchester Holding Group	~~Title Holder of Record~~ RDD Regina D. Davis
Print Buyer(s) Name(s) *[Required]*	Print Seller(s) Name(s) *[Required]*
10540 Western Ave	952A Horserace
Address	Address
Chicago, Illinois 60643	San Antonio TX 78251
City State Zip	City State Zip
	(210) 680-7218 reginads52@hotmail.com
Phone E-mail	Phone E-mail

FOR INFORMATION ONLY

Prudential Biros Real Estate 60035	Real People Realty, Inc. 61153
Buyer's Broker MLS #	Seller's Broker MLS #
William E. Biros 601262	Alyssa Carter 817963
Buyer's Designated Agent MLS #	Seller's Designated Agent MLS #
708-237-7711 708-422-0272	708 268-9240 708 433-2729
Phone Fax	Phone Fax
bbiros@birosrealestate.com	RealtorAlyssa@Gmail.com
E-mail	E-mail
Daniel Greenberg	Joseph Rejowski
Buyer's Attorney E-mail	Seller's Attorney E-mail
708-957-2500 708-957-5888	(773) 216-2780 (773) 767-2781
Phone Fax	Phone Fax
Mortgage Company Phone	Homeowner's/Condo Association (if any) Phone
Loan Officer Phone/Fax	Management Co. /Other Contact Phone

Approved by the following organizations as of July 20, 2009
Illinois Real Estate Lawyers Association · DuPage County Bar Association · Will County Bar Association
Northwest Suburban Bar Association · Chicago Association of REALTORS®
Mainstreet Organization of REALTORS® · Aurora-Tri County Association of REALTORS® · West Towns Board of REALTORS®
REALTOR® Association of Northwest Chicagoland · REALTOR® Association of the Fox Valley
Oak Park Area Association of REALTORS® · McHenry Association of REALTORS® · Three Rivers Association of REALTORS®
North Shore–Barrington Association of REALTORS®

Seller Rejection: This offer was presented to Seller on ______________, 20____ at ____:____ AM/PM and rejected on ______________, 20____ at ____:____ AM/PM ________ (Seller initials).

Buyer Initial TOC ________ *Buyer Initial* ________ *Seller Initial* RDD ________ *Seller Initial* ________

Address 9324 S Vincennes AVE CHICAGO, IL 60620 v5.0